Exhibit 3.4   Articles of Amendment of Articles of Incorporation
                                       Of
                            American Industries, Inc.


American Industries, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Revised Business Corporation Act of the State of Utah, DOES HEREBY CERTIFY:

FIRST: That by Unanimous Consent the Board of Directors of American Industries, Inc. adopted a resolution duly setting forth a proposed amendment to the Articles of Incorporation of said corporation to change the name of the Corporation to Dolce Ventures, Inc., declaring said amendment to be advisable and recommending approval of said amendment by written consent of the holders of a majority of shares of outstanding stock of the Corporation in accordance with the provisions of Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah. The resolution setting forth the proposed amendment is as follow:

         Resolved, that the Corporation adopt an amendment to Article I of the Corporation's Certificate of Incorporation to change the Corporation's name to Dolce Ventures, Inc. The following is the proposed amendment to
         Article IV of the Certificate of Incorporation:

Article I

The name of the corporation is Dolce Ventures, Inc.

SECOND: That by Unanimous Consent the Board of Directors of American Industries, Inc. adopted a resolution duly setting forth a proposed amendment to the Articles of Incorporation of said corporation relating to the creation of Preferred Stock, declaring said amendment to be advisable and recommending approval of said amendment by written consent of the holders of a majority of shares of outstanding stock of the Corporation in accordance with the provision of Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah. The resolution setting forth the proposed amendment is as follows:

         Resolved. That the Corporation adopt an amendment to Article IV of the Corporation's Certificate of Incorporation to authorize a Preferred Stock, with a par value of $0.001, and that 100,000,000 shares be authorized. The following is the proposed amendment to Article IV of the Certificate of incorporation:

Article IV

The number of shares of Preferred Stock authorized is 100,000,000 shares with a par value of $.001. Shares of the Preferred Stock of the corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors of the corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations, or restrictions thereof, as shall be stated in such resolution or resolution providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it all in accordance with the laws of the state of Delaware.

THIRD: That thereafter, pursuant to resolution of its Board of Directors the Board of Directors requested and received votes in favor of amendments by written consent of the holders of a majority of shares of outstanding stock of the Corporation in accordance with the provision of the Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah.

FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah.

In Witness Whereof, said American Industries, Inc. has caused this Amendment to be signed by Charles W. Goff, Sr., its President the 26th day of March 2002.


                                         American Industries , Inc.
                                         A Utah corporation


                                         By  /s/ Charles W. Goff Sr.
                                         ------------------------------------
                                         Charles W. Goff Sr., President.


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